GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
REPORTS SALES AND EARNINGS
FOR THE SECOND QUARTER ENDED JUNE 30, 2016

- Company Reports Sales of $3.9 Billion and Earnings Per Share of $1.28 -

Atlanta, Georgia, July 19, 2016 — Genuine Parts Company (NYSE: GPC) announced today sales and earnings for the second quarter and six months ended June 30, 2016.

Sales for the second quarter ended June 30, 2016 were $3.90 billion compared to $3.94 billion for the same period in 2015. Net income for the second quarter was $191.4 million compared to $195.4 million recorded for the same period in the previous year. Earnings per share on a diluted basis were $1.28, equal to the earnings per share for the second quarter last year.

Paul Donahue, President and Chief Executive Officer, commented, “Total sales in the second quarter were down 1% from the prior year, inclusive of a 2% contribution from acquisitions less a currency headwind of 1%. Sales for the Automotive Group were down 0.7%, consisting of a 1% core sales decline, a 1.5% currency headwind and an approximate 2% contribution from acquisitions. Sales at Motion Industries, our Industrial Group, were down 1.7%, including a 3% underlying sales decrease and an approximate 0.5% currency headwind, offset by a 2% benefit from acquisitions. Sales at EIS, our Electrical/Electronic Group, were down approximately 5%, including a 1% negative impact of copper pricing. Sales for S. P. Richards, our Office Products Group, were up 1%, consisting of a 5% contribution from acquisitions offset by a 4% underlying sales decrease.”

Mr. Donahue stated, “This quarter our automotive sales along with our other distribution businesses were all impacted by the challenging sales environment. We offset some of this impact with key sales and gross margin initiatives as well as tight expense controls. Importantly, we also further improved the strength of our balance sheet and cash flows with effective working capital management. We expect the combination of these efforts to support stronger growth for the Company over the long-term.”

Sales for the six months ended June 30, 2016 were $7.62 billion compared to $7.68 billion for the same period in 2015. Net income for the six months was $349.4 million, down 2% from 2015, and earnings per share on a diluted basis were $2.33, equal to the same six month period of the prior year.

2016 Outlook

For the full year 2016, the Company is maintaining its guidance for 1% to 2% total sales growth and is updating diluted earnings per share to $4.70 to $4.75 from $4.70 to $4.80.

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investors”, or by dialing 888-471-3831, conference ID 2490635. A replay will also be available on the Company’s website or at 877-870-5176, conference ID 2490635, two hours after the completion of the call until 12:00 a.m. Eastern time on August 3, 2016.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the Company’s ability to successfully implement its business initiatives in each of its four business segments; slowing demand for the Company’s products; changes in general economic conditions, including, unemployment, inflation or deflation; volatile exchange rates; high energy costs; uncertain credit markets and other macro-economic conditions; competitive product, service and pricing pressures; the ability to maintain favorable vendor arrangements and relationships; disruptions in our vendors’ operations; the Company’s ability to successfully integrate its acquired businesses; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company’s information systems, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2015 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Vice President — Investor Relations – (678) 934-5628

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited)
	(in thousands, except per share data)
Net sales	$3,899,638	$3,940,401	$7,617,905	$7,676,452
Cost of goods sold	2,734,186	2,762,071	5,347,982	5,385,303

Gross profit	1,165,452	1,178,330	2,269,923	2,291,149
Operating expenses:
Selling, administrative & other expenses	829,489	832,610	1,652,661	1,658,164
Depreciation and amortization	35,911	35,603	70,565	71,487

	865,400	868,213	1,723,226	1,729,651
Income before income taxes	300,052	310,117	546,697	561,498
Income taxes	108,683	114,744	197,303	205,115

Net income	$191,369	$195,373	$349,394	$356,383

Basic net income per common share	$1.28	$1.28	$2.34	$2.34
Diluted net income per common share	$1.28	$1.28	$2.33	$2.33
Weighted average common shares outstanding	149,241	152,134	149,417	152,394
Dilutive effect of stock options and
non-vested restricted stock awards	788	855	761	880

Weighted average common shares outstanding – assuming dilution	150,029	152,989	150,178	153,274

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$2,087,978	$2,103,126	$4,020,156	$4,001,634
Industrial	1,167,395	1,188,031	2,320,022	2,369,854
Office Products	481,605	477,755	958,259	968,053
Electrical/Electronic Materials	184,508	194,701	360,355	376,747
Other (1)	(21,848)	(23,212)	(40,887)	(39,836)

Total net sales	$3,899,638	$3,940,401	$7,617,905	$7,676,452

Operating profit:
Automotive	$203,572	$207,443	$357,282	$358,084
Industrial	88,263	88,876	170,096	176,645
Office Products	32,640	34,501	66,844	71,025
Electrical/Electronic Materials	15,987	18,568	30,828	34,031

Total operating profit	340,462	349,388	625,050	639,785
Interest expense, net	(4,665)	(5,674)	(9,487)	(11,001)
Intangible amortization	(9,225)	(8,796)	(17,985)	(17,400)
Other, net	(26,520)	(24,801)	(50,881)	(49,886)

Income before income taxes	$300,052	$310,117	$546,697	$561,498

Capital expenditures	$38,041	$21,037	$49,711	$37,464

Depreciation and amortization	$35,911	$35,603	$70,565	$71,487

(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2016	2015
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$233,627	$223,840
Trade accounts receivable, net	2,031,094	2,008,445
Merchandise inventories, net	3,062,673	3,025,165
Prepaid expenses and other current assets	538,748	506,070

TOTAL CURRENT ASSETS	5,866,142	5,763,520
Goodwill and other intangible assets, less accumulated amortization	1,478,298	1,382,766
Deferred tax assets	112,316	139,928
Other assets	491,968	486,885
Net property, plant and equipment	685,385	640,534

TOTAL ASSETS	$8,634,109	$8,413,633

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$3,075,769	$2,743,444
Current portion of debt	525,000	350,000
Income taxes payable	28,451	1,069
Dividends payable	97,975	93,496
Other current liabilities	678,975	679,613

TOTAL CURRENT LIABILITIES	4,406,170	3,867,622
Long-term debt	250,000	500,000
Pension and other post-retirement benefit liabilities	217,052	261,783
Deferred tax liabilities	51,708	68,428
Other long-term liabilities	458,950	460,302
Common stock	148,914	151,709
Retained earnings	3,970,870	3,901,607
Accumulated other comprehensive loss	(882,165)	(809,501)

TOTAL PARENT EQUITY	3,237,619	3,243,815
Noncontrolling interests in subsidiaries	12,610	11,683

TOTAL EQUITY	3,250,229	3,255,498

TOTAL LIABILITIES AND EQUITY	$8,634,109	$8,413,633

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2016	2015
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$349,394	$356,383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70,565	71,487
Share-based compensation	10,002	8,646
Excess tax benefits from share-based compensation	(7,540)	(5,300)
Changes in operating assets and liabilities	111,077	22,892

NET CASH PROVIDED BY OPERATING ACTIVITIES	533,498	454,108
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(49,711)	(37,464)
Acquisitions and other investing activities	(308,441)	(80,140)

NET CASH USED IN INVESTING ACTIVITIES	(358,152)	(117,604)
FINANCING ACTIVITIES:
Proceeds from debt	1,950,000	1,634,587
Payments on debt	(1,800,000)	(1,552,554)
Share-based awards exercised, net of taxes paid	(8,627)	(5,914)
Excess tax benefits from share-based compensation	7,540	5,300
Dividends paid	(190,934)	(181,883)
Purchase of stock	(119,397)	(145,219)

NET CASH USED IN FINANCING ACTIVITIES	(161,418)	(245,683)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	8,068	(4,711)

NET INCREASE IN CASH AND CASH EQUIVALENTS	21,996	86,110
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	211,631	137,730

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$233,627	$223,840